UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 30, 2012

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On April 30, 2012, DXP Enterprises, Inc. (“DXP”) entered into an Arrangement Agreement with HSE Integrated Ltd.  ("HSE") pursuant to which DXP agreed to acquire all of the shares of HSE for CAD $1.80 (approximately USD $1.82) per share, for an enterprise value of approximately CAD $84 million (approximately USD $85 million), including approximately CAD $10.9 million (approximately USD $11.0 million) of debt.  The arrangement is subject to approval by a two-thirds vote of HSE shareholders and Canadian court approval.  The Arrangement Agreement is filed as an exhibit to this report.

ITEM 7.01  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On May 1, 2012, DXP Enterprises, Inc., issued a press release announcing the signing of the Arrangement Agreement for DXP Enterprises, inc. to acquire all of the shares of HSE Integrated Ltd., a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

10.1	Arrangement Agreement, dated as of April 30, 2012, whereby DXP Enterprises, Inc. agreed to acquire all of the shares of HSE Integrated Ltd.

99.1	Press Release dated May 1, 2012 announcing the signing of the Arrangement Agreement for DXP to acquire all of the shares of HSE Integrated Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
           Senior Vice President/Finance and Chief Financial Officer

Dated: May 1, 2012